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                    NEW ENGLAND POWER COMPANY


                    PRIMARY SERVICE FOR RESALE
                    --------------------------

                  AMENDMENT OF SERVICE AGREEMENT
                  ------------------------------


Dated:         October 30, 1995

Parties:       NEW ENGLAND POWER COMPANY
               a Massachusetts corporation (the "Company")

               25 Research Drive
               Westboro, Massachusetts  01582

               and

               THE NARRAGANSETT ELECTRIC COMPANY
               a Rhode Island corporation (the "Customer")

               280 Melrose St.
               Providence, Rhode Island 02901


     The undersigned hereby agree to the following amendment of the Service Agreement between them for Primary Service dated February 15, 1974, such amendment to become effective upon acceptance by the Federal Energy Regulatory
Commission:

          In Appendix A forming part of said Service Agreement, "Thirty-fourth Revised Page No. 4", copy of which is attached to this agreement, supersedes and is substituted for "Thirty-third Revised Page No. 4".


     WITNESS the corporate names of the parties, by their proper officers thereunto duly authorized, on the date first above written.


     Executed in duplicate.

                                   NEW ENGLAND POWER COMPANY


                                   By
                                   Vice President



                                   THE NARRAGANSETT ELECTRIC COMPANY



                                   By
                                   President


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                    CERTIFICATE OF CONCURRENCE


     This is to certify that THE NARRAGANSETT ELECTRIC COMPANY assents to the filing of and concurs in the amendment described below, which NEW ENGLAND POWER COMPANY has filed, insofar as it is one of the parties providing electric service thereunder, and hereby files this certificate of concurrence in lieu of the filing of the amendment specified:


     Amendment to Service Agreement for the Primary Service for Resale with New England Power Company dated February 15, 1974 (The Narragansett Electric Company, FERC Electric Tariff, Original Volume Number 1).


                                   THE NARRAGANSETT ELECTRIC COMPANY


                                   By
                                   President


Dated: October 30, 1995





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                   NEW ENGLAND POWER COMPANY
                   --------------------------

                   PRIMARY SERVICE FOR RESALE
                  ---------------------------

                 AMENDMENT TO SERVICE AGREEMENT
                  ------------------------------

Dated as of:   February 1, 1997

Parties:       NEW ENGLAND POWER COMPANY,
               a Massachusetts corporation (the "Company" or "NEP")

                               and

               THE NARRAGANSETT ELECTRIC COMPANY
               a Rhode Island corporation (the "Customer" or
               "Narragansett"),


     WHEREAS, the Customer is currently an all-requirements electric customer of the Company under the Company's FERC Tariff, Original Volume No. 1 (the "Tariff"), and a Service Agreement as amended (the "Service Agreement"); and
     WHEREAS, under the Service Agreement, the Customer purchases from the Company for resale all of the electric requirements of the ultimate customers in the Customer's service territory; and
     WHEREAS, the Rhode Island General Assembly passed into law the Rhode Island Utility Restructuring Act of 1996 ("URA"), which extends wholesale competition in power supply markets to retail customers through the provision of retail access directly to Narragansett's customers; and
     WHEREAS, the termination of all-requirements service under the Tariff and the provision of unbundled transmission service by the Company to Narragansett under the Company's open access tariff are necessary to implement retail access in a manner consistent with the URA; and
     WHEREAS, the Customer desires to comply with the URA to terminate the requirement that it purchase all of the electric requirements of the customers in its service territory from the Company under the Tariff before the term of the Service Agreement has expired, and to retain the flexibility to terminate its purchase requirement entirely on the date when standard offer service is made available to all distribution customers of Rhode Island electric utilities pursuant to the terms of the URA; and
     WHEREAS, the Customer desires to continue to receive transmission service over the transmission facilities owned or operated by the Company after the termination of its purchases under the Tariff; and

     WHEREAS, the Customer desires to retain the option, but not the obligation, to purchase electricity from the Company after the termination of its purchases under the Tariff or the option for the ultimate customers in the Customer's service territory to do so; and
     WHEREAS, the Company is willing to permit the Customer to terminate its purchase requirement before the Term has expired and to provide the options desired by the Customer, but only upon the terms and conditions set forth in this Amendment to Service Agreement ("Amendment");
     NOW, THEREFORE, the Company and the Customer, in consideration of their mutual commitments set forth herein, agree as follows:
     1. The Parties agree that, notwithstanding anything to the contrary in the Service Agreement or in the Tariff, the Customer's obligation to purchase electricity under the Service Agreement and the Company's obligation to provide electricity under the Service Agreement shall be reduced as of July 1, 1997, in accordance with the Retail Access Schedule (as defined in Section 2 of this Amendment), and shall terminate as of the Contract Termination Date, which shall be determined pursuant to Section 3 of this Amendment. Except as provided in Section 9 below, or in a separate contract for power supply, the Company shall have no further obligation to meet the electricity demands of the ultimate customers in the service territory of the Customer on or after the Contract Termination Date, or to make any plan, investment, purchase, or commitment to maintain sufficient generating capacity to provide adequate, continuous, or reliable electricity supplies to the Customer or its ultimate customers on or after such date.
     2. The Customer shall not be obligated to purchase, and the Company shall not be obligated to supply, electricity required by any distribution service customer of the Customer, or its successor or assign, that is taking retail access in accordance with the following schedule ("Retail Access Schedule"):
Phase 1:  On July 1, 1997, the following customers shall have retail access:
          (i) all new commercial and industrial customers, including new manufacturing customers, commencing service on or after July 1, 1997, with an anticipated average annual demand of two hundred
          (200) kilowatts or greater; (ii) all existing manufacturing customers with an average annual demand of fifteen hundred (1500) kilowatts or greater; and (iii) all accounts in the name of the

          State of Rhode Island, provided, however, the Customer may limit retail access to no more than ten percent (10%) of its total kilowatt-hour sales.
Phase 2: On January 1, 1998, retail access shall be extended to the following customers: all existing manufacturing customers with an average annual demand of two hundred (200) kilowatts or greater and all accounts in the name of the cities and towns in Rhode Island, provided, however, the Customer may limit retail access to no more than twenty percent (20%) of its total kilowatt-hour sales.
Phase 3: The remaining customers shall have retail access on the earlier to occur of (i) the Retail Access Date defined in Section 3, below,
          (ii) within three months after retail access is available to forty percent (40%) or more of the kilowatt-hour sales in New England including the total kilowatt-hour sales in Rhode Island, or (iii) July 1, 1998, provided, however, if the Rhode Island Public Utilities Commission ("Rhode Island Commission") extends the deadline beyond July 1, 1998, then the remaining customers shall have access on the extended date established by the Rhode Island Commission.
      3. The Contract Termination Date shall occur on the earlier of the Retail Access Date, determined in accordance with subparagraph (a) or the Wholesale Access Date, determined in accordance with subparagraph (b).
          (a)  The Retail Access Date shall be the later of January 1,
          1998, or the date of a final nonappealable order of the Rhode
          Island Commission approving the divestiture plan for the disposition of the Company's non-nuclear generating facilities, provided, however, that in any event, the Retail Access Date shall occur no later than three months after retail access is available to forty percent (40%) or more of the kilowatthour sales in New England, including the total kilowatthour sales in Rhode Island.
          (b) The Wholesale Access Date shall be the earlier of the Retail Access Date or the date on which the Customer in its sole discretion decides to terminate purchases under Tariff 1 and the Service Agreement, provided that such date shall not be earlier than January 1, 1998, and provided further that the Customer shall give the Company at least 90 days advance written notice of its declaration of the Wholesale Access Date.
     4. The Customer shall pay to the Company the Contract Termination Charges determined in accordance with Appendix 1 and the Schedules attached to this Amendment, which set forth Base Contract Termination Charges and formulae for the adjustment of the Base Contract Termination Charges. Between July 1, 1997 and the Contract Termination Date, the Contract Termination Charges shall apply to all kilowatthours delivered but not sold by the Customer, or its successor or assign, in the Customer's Service Area. After the Contract Termination Date, the Contract Termination Charges shall apply to all kilowatthours delivered by the Customer, or its successor or assign in the Customer's Service Area, whether or not such kilowatthours are sold by the Customer. The Customer's Service Area is defined to include the area served by the Customer on August 6, 1996. Kilowatthours delivered are defined to include all kilowatthours delivered to electricity consumers in the Customer's Service Area, whether or not they are present customers of the Customer.
     5. For the period between July 1, 1997 and the Contract Termination Date, the Company shall charge and the Customer shall pay the Demand and Energy Charges shown on Fifty-third Revised Page No. 1 of Schedule II-A, which sets forth the W-95(S) rates, for all kilowatts and kilowatthours purchased by the Customer from the Company for resale to retail customers, and such charges shall not be subject to change during such period for service to the Customer. For the same period, the Company shall charge and the Customer shall pay the Contract Termination Charges determined in accordance with Appendix 1 and the Schedules attached to this Amendment for all kilowatthours delivered, but not sold, to retail customers in its service territory, pursuant to the Retail Access Schedule. During this period the Company shall reconcile recoveries under W-95(S) rates and the Contract Termination Charge pursuant to procedure set forth in Section 1.1.4 of Appendix 1. After the Contract Termination Date, the Company's service under the W-95(S) rates will cease, and the Company will charge and the Customer will pay the Contract Termination Charges for all kilowatthours delivered to the Customer's Service Area. In addition, the Company shall be obligated to provide the Customer with standard offer service pursuant to Section 9, below.

     6. For the period between July 1, 1997 and the Contract Termination Date, the Company will adjust non-fuel billings to the Customer to assure that the Customer's average purchased power expense is not increased solely as a result of the phase-in of retail access in Rhode Island. This adjustment is necessary because of the Company's marginal cost rate design. The sales lost as the result of the Customer's retail load beginning to purchase electricity from other power producers would have been billed by the Company at its lower-cost tail block rates. Thus, a billing adjustment is necessary to prevent the average cost of power supply to the Customer and its remaining retail load from increasing solely as a result of the phase-in of retail access.
     Base rate adjustments will be established using estimated and/or actual hourly loads provided to the Company on a monthly basis for Tariff No. 1 billing. The hourly loads will be summed to determine usage during On-Peak Hours and Off-Peak Hours. The Customer will provide the average rate of delivery associated with retail customers in its service territory who purchased electricity from a power producer other than the Company during the sixty-minute clock hour occurring at the time of the Company's peak load for the month. These amounts ("the Retail Access Loads") need to be estimated because the wholesale meter reads at the Company's interconnections with the Customer cannot distinguish between requirements loads under the Company's Tariff No. 1 and Retail Access Loads.
     The Company will adjust the Customer's base rate purchased power expense excluding the Retail Access Loads to equal what the base rate purchased power expense would have been if the Retail Access Loads had continued to purchase requirements service from the Customer. Adjustments will be made for demand, on-peak energy and off-peak energy. The total adjustment shall equal the sum of the: (1) Adjustment to Demand Related Expense, (2) Adjustment to On-Peak Energy Expense, and (3) Adjustment to Off-Peak Energy Expense. Formulas for each of these three adjustments are shown below.

ADJUSTMENT TO    (Average Demand      Average Demand    )  Total kW
DEMAND RELATED = (Charge Including  - Charge Excluding  )x Purchases Excluding
EXPENSE          (Retail Access Load  Retail Access Load)  Retail Access Load

ADJUSTMENT TO    (Avg Peak Energy     Avg Peak Energy   )   Total Peak kWh
ON-PEAK        = (Charge Including  - Charge Excluding  )x Purchases Excluding
ENERGY EXPENSE   (Retail Access Load  Retail Access Load)  Retail Access Load

ADJUSTMENT TO    (Avg Off-Pk Energy   Avg OffPk Energy  )  Total Off-Pk kWh
OFF-PEAK       = (Charge Including  - Charge Excluding  )x Purchases Excluding
ENERGY EXPENSE   (Retail Access Load  Retail Access Load)  Retail Access Load

After the Contract Termination Date, the adjustments pursuant to this paragraph shall cease.
     7. Notwithstanding anything to the contrary in the Tariff or the Service Agreement, the Contract Termination Charges specified in Appendix 1 and the attached Schedules to this Amendment shall remain in effect until the Company has collected all amounts subject to collection thereunder and neither the Customer's obligation to pay the Contract Termination Charges in full nor the formulae for the calculation of the Contract Termination Charges set forth in Appendix 1 and the attached Schedules to this Amendment shall be subject to change through application to the Federal Energy Regulatory Commission pursuant to the provisions of Section 205 or Section 206 of the Federal Power Act, absent the agreement of the Company or its successors or assigns.
     8. Notwithstanding anything to the contrary in Schedule III-B of the Tariff, the Company will discontinue fixed credits to the Customer for generation and transmission effective on the date or dates that the Customer's integrated generation or transmission facilities are transferred to the Company, a separate affiliate, or an unaffiliated third party. During any period in which the Customer has transferred some, but less than all of its generation or transmission facilities, the amount of the applicable fixed credit, excluding municipal taxes and cost of removal expenses associated with the South Street Station, will be prorated to reflect the remaining facilities by multiplying the appropriate fixed credit for either generation or transmission by the ratio of gross plant investment remaining to the total gross plant. Nothing in this Amendment shall preclude the Company from otherwise petitioning the FERC to adjust the level of the fixed credits in accordance with the terms of the Tariff.
     9. For the period commencing on the Contract Termination Date and extending through December 31, 2009 (the "Standard Offer Period"),/1/ the

_______________________
     /1/ Company and Customer shall have the right in their sole discretion to shorten the period of standard offer service to December 31, 2004, if Customer no longer has the obligation under the Rhode Island URA to extend standard offer service through 2009.

Company shall provide service to the Customer in accordance with this section, such service being referred to as "Standard Offer Service."
          (a) Standard Offer Service shall be made available at the prices set forth in the Stipulation and Agreement, adjusted for a fuel index. The prices for Standard Offer Service do not include charges for transmission services provided in accordance with section 10 of this Amendment, or charges for distribution services under the Customer's rates for distribution services, but otherwise reflect the price of electricity delivered to the meters of the ultimate customers of the Customer.
          (b) Standard Offer Service shall be made available by the Company to the Customer after the Wholesale Access Date for the purposes set forth in paragraph D of Schedule I of the Tariff or to the Customer for resale to those ultimate customers in the Customer's service territory who elect to purchase Standard Offer Service after the Retail Access Date and have not terminated Standard Offer Service to purchase electricity from another supplier, provided that, neither the Customer nor the ultimate customers shall be required to purchase Standard Offer Service from the Company. For the first year after the Retail Access
          Date, the Company shall make Standard Offer Service available to all residential or Rate C-2 customers of the Customer, who have previously taken service from an alternative supplier, if such residential or Rate C-2 customer elects to return to Standard
          Offer Service within 120 days of taking service from the alternative supplier.
          (c) In the event the Contract Termination Date is determined by the Wholesale Access Date, the Customer shall be free, either in its notice pursuant to section 3(b), or thereafter by giving the Company at least 90 days advance written notice directed to the first day of a calendar month, to terminate or reduce its purchases of Standard Offer Service from the Company in order to obtain electricity from other suppliers in the market. Once the Customer has reduced or terminated its purchases of Standard Offer Service from the Company, the Company shall have no obligation to supply Standard Offer Service to the Customer with respect to the terminated or reduced purchases.
          (d) No less than 90 days before the Retail Access Date, the Customer shall notify the Company in writing of the quantity of energy it shall purchase under Standard Offer Service for resale to ultimate customers in its service territory. The Customer shall provide the Company with at least 30 days prior advance written notice, directed to the first day of a calendar month, of reductions in the quantity of energy so purchased due to decisions by customers initially electing Standard Offer Service to purchase electricity from other suppliers after the Retail Access Date. Nothing in this Amendment shall restrict the right of any ultimate customer to purchase electricity from other suppliers after the Retail Access Date, provided that, except as set forth in section 9(b), above, once any such ultimate customer has purchased electricity from another supplier, the Company shall have no obligation to supply Standard Offer Service to the Customer for resale to such ultimate customer.
          (e) The Company acknowledges that the Customer will offer alternative power suppliers the opportunity in an auction to supply electricity to enable the Customer to provide Standard
          Offer Service to ultimate customers in its service territory after the Retail Access Date. The Company shall be free to bid in the auction, provided that the Company's bid shall not exceed the prices set forth in the Stipulation and Agreement, adjusted for the fuel index set forth in that Agreement.
     10. In accordance with the Retail Access Schedule, the Company (including any successor or assign of the Company that succeeds to the Company's obligations with respect to the operation of its transmission facilities) shall, upon request of the Customer, provide network integration transmission service to the Customer in accordance with the Service Agreement for Network Integration Transmission Service between the Customer and the Company included in Attachment 3 to the Stipulation and Agreement, and with the terms and conditions of the tariff maintained in effect by the Company for such service, or in accordance with the policy of the Federal Energy

Regulatory Commission as in effect from time to time. Such service shall be provided to the Customer after the Wholesale Access Date to enable the Customer to integrate its loads and resources and shall be provided to the Customer after the Retail Access Date to enable the ultimate customers in the Customer's service territory to integrate their loads and resources. From July 1, 1997 through the Contract Termination Date, the Network Integration Transmission Service shall only apply to kilowatthours delivered, but not sold, by the Customer in the Customer's Service Area, and the Company shall continue to provide transmission service to the Customer pursuant to the W-95(S) wholesale rate for the retail customers continuing to purchase power from the Customer. After the Contract Termination Date, the Network Transmission Service shall apply to all kilowatthours delivered in the Customer's Service Area.
     11. This Amendment shall take effect as of the date it is permitted to become effective by the Federal Energy Regulatory Commission, which date shall be referred to as the "Effective Date." This Amendment, together with all provisions of the Tariff and the Service Agreement necessary to effectuate all provisions of this Amendment, shall remain in effect until all obligations of the parties under this Amendment, including, without limitation, the obligation of the Customer to pay to the Company the Contract Termination Charges, have been discharged in full. Upon the discharge in full of all such obligations, this Amendment and the Service Agreement shall terminate.
     12. The provisions of this Amendment shall override any inconsistent provisions of the Service Agreement and, with respect to the Customer, all inconsistent provisions of the Tariff, but all provisions of the Tariff and the Service Agreement that are not inconsistent with this Amendment shall remain in full force and effect.
     13. The rights conferred and obligations imposed on the Customer and Company under this Amendment shall be binding on or inure to the benefit of their successors in interest or assignees as if such successor or assignee was itself a signatory hereto.

     IN WITNESS WHEREOF, the parties have executed this Amendment of Service Agreement as of the date first written above.

                                   NEW ENGLAND POWER COMPANY


                                   By

                                   Its



                                   THE NARRAGANSETT ELECTRIC COMPANY


                                   By

                                   Its